Exhibit 10.1

AMENDMENT NO. 1 TO THE ADVISORY AGREEMENT

This AMENDMENT NO. 1 TO THE ADVISORY AGREEMENT (this “Amendment”), dated as of the 16th day of October, 2024, is by and between Starwood Credit Real Estate Income Trust, a Maryland statutory trust (the “Trust”), and Starwood Credit Advisors, L.L.C., a Delaware limited liability company (the “Advisor”).

WITNESSETH

WHEREAS, the Trust and the Advisor entered into that certain Advisory Agreement, dated December 1, 2023 (the “Agreement”), whereby the Advisor agreed to provide certain advisory services to the Trust as more specifically provided therein; and

WHEREAS, as set forth in Section 21(b) of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties agree as follows:

1. DEFINITIONS; REFERENCES. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall, after the date hereof, refer to the Agreement as amended hereby.

2. AMENDMENT TO THE AGREEMENT.

(a) The following terms shall be added to Section 1 of the Agreement:

“Management Fee Holiday” shall mean the period beginning on January 1, 2025 and ending on the Management Fee Holiday Expiration Date.

“Management Fee Holiday Expiration Date” shall mean the earlier of (x) July 1, 2026 and (y) the sixth calendar month following the month in which the Trust’s cumulative gross proceeds generated from sales of Class T Common Shares, Class S Common Shares, Class D Common Shares and Class I Common Shares (excluding proceeds from (i) the distribution reinvestment plan and (ii) Strategic Investors) exceeds $300,000,000, measured from and including January 1, 2025 subscriptions.

“Strategic Investor” shall mean an investor (and/or one or more affiliates thereof) that has an overall relationship with Starwood that affords such investor certain rights with respect to an investment in the Company, including negotiated fees or other incentives, in exchange for such investor agreeing to a capital commitment and/or lock-up period.

(b) Section 10(b) of the Agreement is hereby deleted and replaced in its entirety with the following:

“The Advisor has agreed to waive the Management Fee for the first three months following the Effective Date. The Advisor has further agreed to waive the Management Fee for the duration of the Management Fee Holiday.”

(c) Section 11(e) of the Agreement is hereby deleted and replaced in its entirety with the following:

“(e) Notwithstanding the foregoing, the Advisor shall pay for all Organization and Offering Expenses (other than Upfront Sales Loads and Shareholder Servicing Fees) incurred prior to the first anniversary of the Effective Date. All Organization and Offering Expenses (other than Upfront Sales Loads and Shareholder Servicing Fees) paid by the Advisor pursuant to this Section 11(e) shall be reimbursed by the Trust to the Advisor in 60 equal monthly installments commencing on January 1, 2026.”

(d) Section 11(f) of the Agreement is hereby deleted and replaced in its entirety with the following:

“(f) Notwithstanding the foregoing, the Advisor may pay for certain of the costs and expenses of the Company contemplated by Section 11(b) above (excluding Organization and Offering Expenses) incurred prior to the first anniversary of the Effective Date. All such expenses (excluding Organization and Offering Expenses) paid by the Advisor pursuant to this Section 11(f) shall be reimbursed by the Trust to the Advisor in 60 equal monthly installments commencing on January 1, 2026.”

3. ENTIRE AGREEMENT. Except as amended by this Amendment, the Agreement remains unaltered and in full force and effect. The Agreement, as amended by this Amendment, embodies the entire understanding of the parties, supersedes any prior agreements or understandings with respect to the subject matter hereof, and cannot be altered, amended, supplemented, or abridged, or any provisions waived except by the written consent of the parties.

4. COUNTERPARTS. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Advisory Agreement as of the date and year first above written.

Starwood Credit Real Estate Income Trust

By:	/s/ Dennis Schuh
Name:	Dennis Schuh
Title:	Chief Executive Officer and President

Starwood Credit Advisors, L.L.C.

By:	/s/ Dennis Schuh
Name:	Dennis Schuh
Title:	Managing Director